Exhibit 99.1

FOR IMMEDIATE RELEASE Wednesday, March 21, 2007	SYMBOL: LANC TRADED: Nasdaq
LANCASTER COLONY CLOSING INDUSTRIAL GLASS OPERATION
     COLUMBUS, Ohio, Mar. 21 — Lancaster Colony Corporation (Nasdaq: LANC) announced today that as part of its strategic alternative review of nonfood operations the company will be closing its industrial glass operation located in Lancaster, Ohio.
     Production at the manufacturing facility is anticipated to be largely phased out by June 30, 2007. It is expected that active business operations will effectively cease by the end of the calendar year upon the anticipated completion of certain sales and distribution activities.
     Based on initial estimates, the company anticipates total pretax charges in the range of $5 to $7 million for this closure. The company expects to incur a third quarter pretax charge in the range of $2 to $3 million, with the remainder to be incurred over the balance of calendar 2007. The charges will include costs such as one-time termination benefits and other employee benefits costs, including those related to the union defined benefit pension plan, charges for asset write offs, costs associated with disposal-related activities and accelerated depreciation of certain property, plant and equipment.
     John B. Gerlach, Jr., chairman and CEO of Lancaster Colony Corporation, said, “The decision to close our Lancaster Glass business results from continuing declines in volume and profitability. Although we expect this action will ultimately contribute to improved financial performance of the company, we regret the challenges this creates for what has been an able workforce and a solid community in which to conduct business. We are attempting to minimize the disruption to our customers by shipping product over an extended shutdown period.” Third party net sales of this operation for the year ended June 30, 2006 totaled less than $10 million.
     We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward—looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements. Actual results may differ as a result of factors over which we have no, or limited, control including the strength of the economy, slower than anticipated sales growth, the extent of operational efficiencies achieved, the success of new product introductions, price and product competition, and increases in energy and raw-material costs. Management believes these forward-looking statements to be reasonable; however, undue reliance should not be placed on such statements that are based on current expectations. We undertake no obligation to update such forward-looking statements. Specific influences relating to forward-looking statements are numerous, including the uncertainty regarding the effect or outcome of our decision to explore strategic alternatives among our nonfood operations. More detailed statements regarding significant events that could affect our financial results are included in our annual report on Form 10-K as filed with the Securities and Exchange Commission.

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Phone: 727/781-5577 or E-mail: lanc@mindspring.com